UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 27, 2009
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51757 (Commission File Number)	16-1731691 (I.R.S. Employer Identification Number)
2001 Bryan Street, Suite 3700
Dallas, Texas 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	Material Modification to Rights of Security Holders
     The information set forth in Item 5.03 below is incorporated herein by reference.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Partnership Agreement
     On February 27, 2009, Regency GP LP (the “General Partner”), the general partner of Regency Energy Partners LP (the “Partnership”), executed Amendment No. 6 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (as previously amended, the “Partnership Agreement”). A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.
     The Amendment adds a mechanism to the Partnership Agreement to apply, subject to project-by-project approval by the conflicts committee of the board of directors of the General Partner’s general partner, to expansions or improvements of the Partnership’s facilities (any expansion or improvement so approved, an “Approved Expansion Project”). The mechanism generally provides that Operating Surplus (as defined in the Partnership Agreement) will not be reduced by the interest (and related fees) on debt incurred in connection with the construction of the Approved Expansion Project and Operating Surplus will be increased by the distributions (including any incremental Incentive Distributions, as defined in the Partnership Agreement) on equity issued to fund such construction, in each case until such time as such Approved Expansion Project is put in service or is abandoned by the Partnership.
     In addition the Amendment modifies the manner in which payments made in connection with the purchase or early termination of swaps, forwards, caps, floors, collars or other similar agreements or arrangements entered into for the purpose of hedging the Partnership group’s exposure to fluctuations in the price of hydrocarbons or other commodities in their operations and interest rates (collectively “Hedge Contracts”) and not for speculative purposes are treated for the purpose of calculating Operating Expenditures (as defined in the Partnership Agreement) and Operating Surplus. The Amendment provides:
•	payments made by the Partnership in connection with the purchase of a Hedge Contract will be included in Operating Expenditures in equal quarterly installments over the scheduled life of the applicable Hedge Contract;

•	payments made by the Partnership in connection with the early termination of a Hedge Contract will be included in Operating Expenditures in equal quarterly installments over the remaining scheduled life of the applicable Hedge Contract; and

•	all cash received by the Partnership in connection with the early termination of a Hedge Contract will be included in Operating Surplus in equal quarterly installments over the remaining scheduled life of the applicable Hedge Contract.

ITEM 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amendment No. 6 to the Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGENCY ENERGY PARTNERS LP (Registrant)
	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: February 27, 2009	By:	/s/ Dan Fleckman
Dan Fleckman
Executive Vice President Chief Legal Officer